Exhibit 8.1

Pillsbury Winthrop Shaw Pittman LLP

Four Embarcadero Center, 22nd Floor | San Francisco, CA 94111-5998 | tel 415.983.1000 | fax 415.983.1200

July 8, 2016

Pacific Continental Corporation

111 West 7th Avenue

Eugene, Oregon 97401

Ladies and Gentlemen:

We have acted as counsel to Pacific Continental Corporation, an Oregon corporation (“PCC”), in connection with the merger (the “Merger”) of Foundation Bancorp, Inc., a Washington corporation (“FB”), with and into PCC, with PCC continuing as the surviving corporation, pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of April 26, 2016, by and among PCC, Pacific Continental Bank, FB and Foundation Bank. Terms used but not defined herein have the meaning ascribed to them in the Agreement.

In connection therewith, we have assisted in the preparation of the Prospectus/Proxy Statement that forms part of the Registration Statement filed by PCC with the SEC.

For purposes of rendering this opinion we have examined and are relying upon (without any independent investigation or review) the truth, correctness and completeness at all relevant times of the statements, covenants, representations and warranties contained in the Agreement, letters dated the date hereof delivered to us by PCC and by FB containing their respective tax-related representations (the “Tax Representation Letters”), the Prospectus/Proxy Statement (as amended or supplemented through the date hereof), the Registration Statement (as amended or supplemented through the date hereof) and such other instruments and documents as we have deemed necessary or appropriate.

Further, for purposes of rendering this opinion we have made the following assumptions (without any independent investigation or review):

(a) original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents either have been or will be by the Effective Time duly and validly executed and delivered where such execution and delivery are prerequisites to effectiveness;

(b) the Merger will qualify as a statutory merger under the laws of the State of Oregon and the State of Washington;

Pacific Continental Corporation

July 8, 2016

(c) the Merger will be consummated in the manner described in the Prospectus/Proxy Statement and the Registration Statement and in accordance with the provisions of the Agreement;

(d) all representations, warranties and statements made or agreed to by PCC and FB or by their respective managements, officers and directors in connection with the Merger, including but not limited to those set forth in the Agreement, the Tax Representation Letters, the Prospectus/Proxy Statement (including the purposes of PCC and FB for consummating the Merger) and the Registration Statement are true, correct and complete at all relevant times, and any such representation, warranty or statement (i) relating to the absence of any plan, intention, understanding or agreement signifies that there is, in fact, no such plan, intention, understanding or agreement and/or (ii) qualified by belief or knowledge (or similarly qualified) is true, correct and complete without such qualification;

(e) the transactions, conditions, covenants and agreements contained in the Agreement and the Tax Representation Letters will be performed without waiver or breach of any material provision; and

(f) PCC and FB and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes, and will report the Merger on their respective U.S. federal income tax returns, in a manner consistent with the opinion set forth below.

If any of the above described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement, the Prospectus/Proxy Statement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based solely on the information, and subject to the assumptions, qualifications and limitations, set forth herein and in the Prospectus/Proxy Statement and the Registration Statement, we hereby confirm that the discussion contained in the Prospectus/Proxy Statement under the heading “Material Federal Income Tax Consequences of the Merger,” to the extent such discussion expresses conclusions as to the application of U.S. federal income tax law, constitutes our opinion.

The opinion expressed herein is based upon laws, judicial decisions and administrative regulations, rulings and practice, all as in effect on the date hereof and all of which are subject to change, either on a prospective or retroactive basis. The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other U.S. federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

Pacific Continental Corporation

July 8, 2016

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus/Proxy Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP